Exhibit 5





                                November 4, 2002


South Jersey Gas Company
One South Jersey Plaza
Route 54
Folsom, NJ 08037


            Re:  Registration Statement on Form S-3, File No. 333-98411

Ladies and Gentlemen:

         We have acted as counsel to South Jersey Gas Company, a New Jersey corporation (the "Company"), in connection with the preparation and filing of a Registration Statement (the "Registration Statement") on Form S-3 (File No. 333-98411) filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 in connection with the proposed issuance of up to $150,000,000 aggregate principal amount of medium term notes (the "Notes") of the Company. The Notes are to be issued pursuant to the terms of the Indenture of Trust dated as of October 1, 1998 between the Company and The Bank of New York, as Trustee (as amended and supplemented, the "Indenture").

         In connection herewith, we have examined the originals or copies of the Registration Statement, the Indenture, the Certificate of Incorporation and By-laws of the Company and records of certain corporate proceedings of the Company relating to, among other things, the Notes. In addition, we have made such examinations of law and fact as we have deemed necessary in order to form a basis for the opinion hereinafter expressed.

         In making our examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any documents, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. We also have assumed that the Indenture is a valid and legally binding obligation of the Trustee and that the Company is validly existing under the laws of the State of New Jersey. As to matters of fact that have not been independently established, we have relied on representations of officers of the Company.

         We have also assumed that (a) the definitive terms of any Notes offered pursuant to a prospectus supplement will have been established in accordance with the authorizing resolutions of the Board of Directors of the Company and




November 4, 2002
Page 2


applicable law, (b) the Registration Statement and any amendments thereto will have become effective, (c) a prospectus supplement will have been filed with the Commission describing the Notes offered thereby, (d) all Notes will be issued in compliance with federal and state securities laws, (e) the Indenture (including each supplement thereto) has been duly executed and delivered by the Trustee, and (f) the Notes will have been duly created, executed, authenticated by the Trustee, issued and delivered against receipt of consideration therefor approved by the Company and as provided in the Indenture.

         Based on and subject to the foregoing and subject to the assumptions, limitations, qualifications and exceptions set forth below, it is our opinion that the Notes, when so issued and delivered, will constitute legal, valid and binding obligations of the Company.

         The opinion set forth above is subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws affecting creditors' rights and remedies generally, and (b) general principles of equity including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity.

         The opinion expressed herein is limited to the federal laws of the United States of America, the laws of the State of New Jersey and, to the extent relevant to the opinion expressed herein regarding the Notes being binding obligations of the Company, the applicable laws of the State of New York.

         The opinion expressed herein is rendered for your benefit in connection with the transaction contemplated herein. The opinion expressed herein may not be used or relied on by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a government agency, quoted, cited or otherwise referred to without our prior written consent, except as noted below.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus contained therein under the caption "Legal Matters." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

                                Very truly yours,



                                /s/ Cozen O'Connor
                                -------------------------------
                                Cozen O'Connor